Exhibit 10.48

[***] Certain information has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv) from this Document because it is both not material and is the type that the registrant treats as private or confidential.

Amendment Agreement # 1

(CEPI Identification #: [●])

Agreement Summary

COUNTERPARTY INFORMATION
Name:	Variation Biotechnologies Inc. (“Awardee “)
Mailing Address:	160 Second Street, 3rd Floor , Cambridge, MA 02142
Nominated Contact (optional):	Adam Buckley

CEPI INFORMATION
Name:	Coalition for Epidemic Preparedness Innovations (“CEPI”)
Mailing Address:	PO Box 1030 Hoff, 0218 Oslo, Norway
Visiting Address:	Skøyen Atrium, Askekroken 11, 0277 Oslo

AMENDMENT AGREEMENT INFORMATION
Project Name:	Development of SA-Variant Monovalent & Multivalent SARS-CoV2 Vaccine Candidates
Effective Date:	Date of last signature below
Original Agreement:	On 9 March 2021 the parties entered into a COVID-19 Outbreak Response Agreement regarding the development of a safe and effective vaccine against SARS-CoV-2, (“Original Agreement”)
Subsequent amendments to Original Agreement (if any):	n/a
Reasons for Amendment Agreement (optional)	Re-scope of Project from a SARS2-Beta to a pan-betacoronavirus vaccine candidate and agreed arrangements for Volume Commitment Percentage Contribution and Commercial Benefits.
This amendment agreement includes and incorporates by reference:

The amendment agreement (referred to as the “Amendment Agreement”) means this Agreement Summary together with the following, which in the event of conflict shall have priority in the order set out below:

- Agreed Amendments (Annex A)

- Terms and Conditions of Amendment (Annex B)

- the Original Agreement (as amended by any subsequent amendments mutually agreed by the parties whether listed above or not)

THIS AMENDMENT AGREEMENT is between CEPI and the counterparty listed above and shall enter into full force and effect on the Effective Date (as defined above) and remain in effect for the duration of the Original Agreement (unless otherwise agreed in this Amendment Agreement. Each party to this Amendment Agreement may be referred to individually as a “Party” and together as the “Parties.”

In consideration of each Party remaining bound by the duties and obligations set out in the Original Agreement and keeping the benefit of the rights set out in the Original Agreement (in each case as such duties, obligations and rights may be amended pursuant to this Amendment Agreement), the Parties have agreed to enter into this Amendment Agreement in order to take into account and/or document certain changes to their respective circumstances and/or other aspects relevant to the subject matter of the Original Agreement and the Parties’ ongoing relationship.

Signed for and on behalf of COALITION FOR EPIDEMIC PREPAREDNESS INNOVATIONS by:

Signature:	/s/ Richard Hatchett

Name:	Richard Hatchett

Title:	Chief Executive Officer

Date:	December 6, 2022

Signed for and on behalf of Variation Biotechnologies Inc by:

Signature:	/s/ Jeff Baxter

Name:	Jeff Baxter

Title:	CEO

Date:	December 5, 2022

Annex A: Agreed Amendments

Annex A

Agreed Amendments

The Parties agree to amend the Original Agreement as follows:

1.1	Agreement Summary.

1.1.1	CEPI Information. The individual nominated as Project Lead under the CEPI Information section of the Agreement Summary shall be deleted and replaced with the following: [TBC]

1.1.2	Annexes. The list of annexes incorporated by reference in the Agreement Information section of the Agreement Summary shall be amended to include the following: Volume Commitment Percentage Contribution (Annex H); and Commercial benefits (Annex I).

1.2	Modified Definitions for Existing Terms. The Definitions for the following terms shall be deleted and replaced with the following in Clause 1 of the Annex A: Terms and Conditions:

1.2.1	“Additional COVID-19 Candidate” means any of Awardee’s vaccine candidates against SARS-CoV-2 containing antigens from only SARS-CoV-2 or other coronaviruses and not from any other viruses, other than the Project Vaccine or *** (as defined herein), and excluding *** (as defined herein), in any form or dosage of pharmaceutical composition or preparation. For clarity, *** may be selected by CEPI for clinical development as a Project Vaccine as described in Clauses 1.40.

1.2.2	“Project Vaccine” means one or more of Awardee’s vaccine candidates VBI-2904, VBI-2905, VBI-2906 and VBI-2907 (as described in the iPDP) and any other of the Awardee’s vaccine candidates expressly identified in the iPDP, or arising directly from the performance of the iPDP, in any form or dosage of pharmaceutical composition or preparation (including any variant, bivalent, multivalent or combination candidate vaccines of any of the foregoing which are included in the iPDP and Budget from time to time), but excluding [***] unless and until [***] is selected by CEPI for clinical development and the iPDP is updated accordingly.

1.2.3	“Volume Commitment Percentage” means the relevant percentage of the Awardee’s capacity to produce Project Vaccine together with Trusted Manufacturer, where the relevant percentage shall be calculated as indicated in Annex H.

1.3	New Terms and Definitions: The following terms and definitions shall be added to the Definitions in Clause 1 of the Annex A: Terms and Conditions:

1.3.1	“Net Sales” means the gross amount invoiced by Awardee and Awardee’s Affiliates to third parties for the sale of any Project Vaccine to third parties including distributors (which may include marketing authorization holders) or wholesalers (for the avoidance of doubt including any royalties received by Awardee and Awardee’s Affiliates with respect to such sales of Project Vaccines), less the following items, in each case to the extent related specifically to the Project not otherwise recovered by or reimbursed to Awardee or Awardee’s Affiliates:

(i)	all trade, promotional, quantity, and cash discounts, wholesaler fees and refunds actually allowed;

Annex A: Agreed Amendments

(ii)	all credits and allowances actually granted due to spoiled, damaged, or outdated goods, rejections, defects, expired dating, returns (including wholesaler and retailers returns), recalls, rebates, charge backs, volume discounts, billing errors, retroactive price reductions (including those granted to managed health care organizations, wholesalers, purchasing groups, retailers or federal, state or provincial governments) in each case which effectively reduce the selling price or gross sales of the Project Vaccines;

(iii)	tariffs, duties and similar governmental charges

(iv)	excise, sale and use taxes, or value added taxes, and equivalent taxes to the extent added to the sale price and set forth separately as such in the total amount invoiced; and

(v)	freight, transport, packing, handling, and insurance charges associated with transportation, but only if separately stated on the same invoice as for the sale, lease or other disposition of the Project Vaccine.

Net Sales does not include any financial or non-financial consideration (which may include royalties) related to sales, leases, dispositions or other transfers of Project Vaccines (A) among or between Awardee, Awardee’s Affiliates, and Sublicensees for the purpose of subsequent resale to a third party; (B) to end-users in, or customers purchasing on behalf of, an LMIC; and (C) where for no consideration, that are for use in nonclinical/clinical trials or registration; or as samples or for charitable purposes.

1.3.2	“Phase 3 Funding” has the meaning described in Annex I.

1.3.3	“Sublicensee” means a third party to which Awardee or an Affiliate of Awardee grants a sublicense under any Intellectual Property in the Project Vaccine excluding any wholesaler, distributor (which may include local marketing authorization holders), or other Subawardee and Sublicensing shall have a corresponding meaning.

1.3.4	“VBI-2901” means Awardee’s clinical stage trivalent vaccine against the L-strain of SARS-CoV2, MERS and SARS-CoV1.

1.4	Pricing Objectives. Clause 15.9(b) of the Annex A: Terms and Conditions shall be deleted and replaced with the following (to remove the reference to “and (iii) [***]% for allocation to HICs”):

1.4.1	during the Pandemic Period, and in respect of any region in which an epidemic is determined to exist according to Section 15.5(c), the sale of the Project Vaccine to Gavi, CEPI or their respective designee at no more than (i) [***]% for allocation to LMICs; and (ii) [***]% for allocation to UMICs; provided always that in each case the sale of the Project Vaccine to Gavi, CEPI or their respective designee shall be at a price that is no higher than the lowest price at which Awardee sells the Project Vaccine to any third party in respect of the relevant country other than as contemplated by the Canada Agreement;

1.5	Waiver of Commercial benefits. Clause 16.2 of the Annex A: Terms and Conditions shall be amended to retain only the first sentence, and so shall read as follows:

1.5.1	In consideration for Awardee’s acceptance and compliance with the provisions of Clause 15, CEPI agrees to forgo any share of potential Commercial Benefits otherwise applicable under Sub-Clause 16.1 during the Pandemic Period.

Annex A: Agreed Amendments

1.6	Commercial Benefits Following Pandemic Period. Clause 16.3 of the Annex A: Terms and Conditions shall be inserted as follows (such that it reflects the second and third sentence of the previous Clause 16.2, with modifications):

1.6.1	Following the Pandemic Period and except during a period of regional Outbreak pursuant to Section 15.5.(c), the Awardee shall promptly notify CEPI of any Commercial Benefits, including in respect of any sales of a Project Vaccine for which CEPI provides funding beyond the completion of Phase 2 clinical studies (or any Project Vaccine if (i) this Agreement is terminated by CEPI pursuant to Clause 20.2 or Clause 20.3(c) – (e); or (ii) Awardee does not accept further funding from CEPI offered on similar terms to those set out in this Agreement) in any country other than an AMC Country. Following receipt by CEPI of any such notice, Awardee and CEPI shall work in good faith to effect the sharing of such Commercial Benefits in the Field according to terms in Annex I for a Project Vaccine for which CEPI has provided funding.

1.7	Annex H: Volume Commitment Percentage Contribution. A new annex, “Annex H. Volume Commitment Percentage Contribution”, shall be added as follows:

Proposed Volume Commitments by VBI to CEPI for a Project Vaccine (based on a hypothetical scenario)
Funding For:	CEPI Percent Funding		Stage Percent		CEPI Stage Percent		CEPI Cumulative Percent
Preclinical	[***]	%	[***]	%	[***]	%	[***]	%
Phase 1	[***]	%	[***]	%	[***]	%	[***]	%
Phase 2	[***]	%	[***]	%	[***]	%	[***]	%
Phase 3	[***]	%	[***]	%	[***]	%	[***]	%
Manufacturing/Approval	[***]	%	[***]	%	[***]	%	[***]	%

Funding for Manufacturing/Approval means funding for (i) approval and registration as set out in the iPDP; (ii) WHO pre-qualification or emergency use listing; and (iii) reasonably sufficient commercial manufacturing capabilities as required to meet Awardee’s obligations hereunder.

In the event that CEPI declines to fund future development under clause 4.1, or the CEPI Percent Funding for a future stage of work is decreased (including without limitation due to co-funding by VBI or a third party organization), VBI’s Volume Commitment would be adjusted based on CEPI’s Percent Funding of each Stage Percent above (for example, if CEPI did not contribute to Manufacturing & Approval costs, the CEPI Cumulative Percent in the hypothetical scenario above would be reduced by [***]%). The numbers used in the “CEPI Percent Funding” above that are parenthetically noted to be TBD are examples for illustration purposes only. In no event will the Volume Commitment Percentage be any lower than the CEPI Cumulative Percent already due to CEPI based on its contributions to the funding stages already completed by the Project Vaccine.

Annex A: Agreed Amendments

1.8	Annex I. Commercial Benefits. A new annex, “Annex I. Commercial benefits”, shall be added as follows:

Subject to Clause 16.3 of this Agreement the following terms would apply to the sharing of Commercial Benefits in respect of any sales or other exploitation of a Project Vaccine for which CEPI provides at least **% of funding for phase 3 clinical studies including all costs approved by CEPI associated with the phase 3 study and any associated manufacturing and process development costs during phase 3 that are required to generate data for inclusion in a Biological License Application (BLA) to the U.S Food and Drug Administration (FDA) or equivalent (“Phase 3 Funding”):

●	Royalties: [***]% of Net Sales on amounts above $[***]/annum, excluding the sales of Project Vaccine allocated under VBI’s Volume Commitments to CEPI specified in Annex H.

●	Anti-Stacking Provision: In the event that VBI requires a royalty-bearing license to third party intellectual property, the royalties owed to CEPI will be reduced by [***]% of the royalties payable to a third party, provided that the maximum permitted reduction in CEPI’s royalty shall be [***]%.

●	Sublicensing: In the event of Sublicensing, CEPI would receive [***]% of any and all compensation paid by a Sublicensee to Awardee of Affiliate, including but not limited to: i) upfront payments, ii) development milestones, iii) earn-outs, iv) royalties paid to VBI or its Affiliate, v) the value of any premium paid above fair market value for any Sublicensing arrangement that includes the purchase or option to purchase shares in VBI or Affiliate. CEPI is not be entitled to royalties on Net Sales of Project Vaccine sold by a Sublicensee.

If CEPI provides less than [***]% of Phase 3 Funding the sharing of Commercial Benefits in respect of any sales or other exploitation of a Project Vaccine, the royalties and sublicensing payments above which are applicable to at least [***]% of Phase 3 Funding shall be adjusted as per the tiers indicated below. For the avoidance of doubt the anti-stacking reduction shall continue to apply without adjustment:

●	equal to or less than [***]% of Phase 3 Funding: no royalties or sublicensing payments shall apply;

●	greater than [***]% and less than [***]% of Phase 3 Funding: a royalty of [***]% of Net Sales and/or a [***]% share of any Sublicensing shall apply;

●	equal to [***]% of Phase 3 Funding: a [***]% royalty of Net Sales and/or a [***]% share of any Sublicensing shall apply; and

●	greater than [***]% and less than [***]% of Phase 3 Funding: the rates applicable to at least [***]% of Phase 3 Funding, multiplied by a discounted factor determined according to the following formula: [***]% + [***]% for every [***]% increase in Phase 3 funding above [***]%.

As an example for the above tier applicable to Phase 3 Funding greater than [***]% and less than [***]%, if CEPI were to provide [***]% of Phase 3 Funding, the following would apply:

●	a royalty payment of [***]% (i.e., [***]% multiplied by a discount factor of [***], calculated as follows: [***]; and /or

●	a Sublicensing payment of [***]% (i.e., [***]% multiplied by a discount factor of [***], calculated as follows: [***].

Annex B – Terms and Conditions of Amendment

Annex B

Terms and Conditions of Amendment

1.	The Original Agreement will be amended on the terms and in the manner set out in Annex A. In the event of conflict between this Amendment Agreement and the Original Agreement, the terms of this Amendment Agreement shall prevail.

2.	Unless otherwise stated in Annex A, all agreed amendments shall come into force as of the Effective Date.

3.	This Amendment Agreement shall be supplemental to and shall form an integral part of the Original Agreement.

4.	Save as set out in Annex A, nothing in this Amendment Agreement shall be deemed to be an amendment to the terms of the Original Agreement or a waiver or consent by CEPI to any breach or potential breach (present or future) of any provision of the Original Agreement or any waiver of any default which arises on or after the date of this Amendment Agreement. Nothing in this Amendment Agreement shall be construed as constituting a release or discharge of the Parties from their obligations and liabilities under the Original Agreement.

5.	Save as set out in Annex A, the Original Agreement shall continue in full force and effect and where necessary shall be read and construed as if the terms of this Amendment Agreement were inserted thereon by way of addition or substitution (as the case may be).

6.	All terms used in this Amendment Agreement shall have the same meaning as terms used in the Original Agreement. Unless the context otherwise requires, references in the Original Agreement to “this agreement” shall be to the Original Agreement as amended by this Amendment Agreement.

7.	All provisions of the Original Agreement regarding third party rights, signing by counterparts, amendments/variations, governing law and jurisdiction and/or dispute resolution shall apply to this Agreement, as if set out in full and so that references in those provisions to “this agreement” shall be construed as references to this Amendment Agreement and reference to “party” or “parties” shall be construed as references to the Parties.